UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  September 12, 2014

India Globalization Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32830	20-2760393
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4336 Montgomery Ave. Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 983-0998

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 12, 2014, India Globalization Capital, Inc. (the “Company”) held the reconvened session of its 2014 Annual Meeting of Stockholders (the “Annual Meeting”).  As previously disclosed, the Company initially convened its Annual Meeting on August 25, 2014. The Annual Meeting was adjourned to allow the Company’s stockholders additional time to vote on the proposals described in the Company’s proxy statement for the Annual Meeting.  At the reconvened session of the Annual Meeting, the Company’s shareholders approved, among other matters, (i) the issuance of up to 2,000,000 shares of the Company’s common stock to Bricoleur Partners, L.P., pursuant to the Note and Share Purchase Agreement entered into by the Company on October 9, 2012, as amended on March 31, 2013 and 2014, to be used for the payment of principal and/or interest, and (ii) the grant of 1,000,000 shares of the Company’s common stock to the Company’s Chief Executive Officer pursuant to performance metrics set by the Board of Directors and 500,000 shares of the Company’s common stock to two of the Company’s directors.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2014, Sudhakar Shenoy was elected to the Company’s Board of Directors at the reconvened session of the Annual Meeting, to serve as a Class A director until the 2017 annual meeting of stockholders and until his respective successor shall be duly elected and qualified, or until his earlier death, resignation or removal from office.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The disclosure in Items 1.01 and 5.02 above are hereby incorporated by reference into this Item 5.07.

At the reconvened session of the Annual Meeting, the Company’s shareholders (i) elected Sudhakar Shenoy to the Company’s Board of Directors, (ii) ratified the appointment of AJSH & Company as the Company’s independent registered public accounting firm for the 2015 fiscal year, (iii) approved the issuance of up to 2,000,000 shares of the Company’s common stock to Bricoleur Partners, L.P., (iv) approved the compensation of the Company’s named executive officers, (v) approved setting the frequency of say-on-pay votes to every three years, and (vi) approved the grant of 1,000,000 shares of the Company’s common stock to the Company’s Chief Executive Officer and 500,000 shares of the Company’s common stock to two of the Company’s directors.

The total number of shares of the Company’s common stock voted in person or by proxy at the Annual Meeting was 10,208,873 shares, representing approximately 89.32% of the 11,429,010 shares outstanding and entitled to vote at the Annual Meeting.  Each director nominee was elected and each other matter submitted to a vote of the Company’s shareholders at the Annual Meeting was approved by the requisite vote. The proposals are described in the Company’s proxy statement.  The final voting results for each proposal are set forth below.

1.	Election of Directors.

Nominee	For	Withheld	Broker Non-Votes
Sudhakar Shenoy	6,275,850	122,720	3,703,083

2.	Proposal to ratify the appointment of AJSH & Company as the Company’s independent registered public accounting firm for the 2015 fiscal year.

For	Against	Abstain
9,687,073	470,130	51,670

3.	Approval of the issuance of up to 2,000,000 shares of the Company’s common stock to Bricoleur Partners, L.P.

For	Against	Abstain	Broker Non-Votes
5,811,809	561,422	25,339	3,703,083

4.	Approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
5,819,147	533,124	46,299	3,703,083

5.	Approval of a non-binding advisory resolution to approve setting the frequency of say-on-pay votes to every one, two or three years.

Years	For	Abstain	Broker Non-Votes
One	837,648
Two	39,569
Three	5,483,948
Proposal 5		37,405	3,703,083

6.	Approval of the grant of 1,000,000 shares of the Company’s common stock to the Company’s Chief Executive Officer and 500,000 shares of the Company’s common stock to two of the Company’s directors.

For	Against	Abstain	Broker Non-Votes
5,737,240	649,131	12,199	3,703,083

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2014	INDIA GLOBALIZATION CAPITAL, INC.

	By:	/s/ Ram Mukunda
Name: Ram Mukunda
Title: Chief Executive Officer and President